Exhibit 10.1
ADDENDUM TO JOINT VENTURE AGREEMENT
THIS ADDENDUM modifies and amends the Joint Venture Agreement effective as of January 13, 2010, between TASER International, Inc., a Delaware corporation (“TASER”), William D. Kennedy, an individual (“Kennedy”), WDK Enterprises, LLC, an Arizona limited liability company (“WDK”) and RouteCloud, LLC, an Arizona limited liability company (“RouteCloud”) (the foregoing sometimes collectively referred to as the “Parties” and individually as a “Party”).
WITNESSETH:
WHEREAS, the Parties desire to amend the Joint Venture Agreement to clarify that the Warrants will be issued upon the date of the commercial launch of the first product and expire at the end of one year after date of issue.
NOW, THEREFORE, in consideration of the covenants and agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:
1.	Article IV, Section 4.04 Warrants is amended to read as follows:
In consideration of TASER’s investment as stated above, RouteCloud agrees to issue to TASER warrants to purchase non-voting membership interests constituting 20% of Route Cloud’s issued and outstanding equity interests for $1,000,000 (the “Warrants”). The Warrants will be issued upon the date of the commercial launch of the first TASER RouteCloud product and expire at the end of one year after the date of issue. TASER will be entitled to one board seat on RouteCloud’s Board of Directors upon exercise of the Warrants. In the event RouteCloud receives a bona fide offer for additional funding totaling more than $1 million at a valuation greater than $5 million, TASER will have 30 days from notice of such offer to exercise the Warrants. Upon exercise of the Warrants, TASER shall have an anti-dilution right to purchase its pro rata share (up to 20% or any part thereof) of new equity securities offered by RouteCloud within 24 months after exercise, subject to certain standard exclusions (e.g. bona fide arm’s length equipment and lease financing, which may include warrants).
2.	All other provisions shall remain the same.

SIGNED:

TASER International, Inc.

By:	/s/ Thomas P. Smith Tom Smith, Chairman

WDK Enterprises, LLC

By:	/s/ William D. Kennedy Dan Kennedy, Member

RouteCloud LLC

By:	/s/ William D. Kennedy Dan Kennedy, Manager

/s/ William D. Kennedy

Dan Kennedy, personally